UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

Law Enforcement Associates Corporation

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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LAW ENFORCEMENT ASSOCIATES CORPORATION

2609 Discovery Drive

Suite 125

Raleigh, NC 27616

November 4, 2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 3, 2009

We will hold the Annual Meeting of Stockholders of Law Enforcement Associates Corporation (the “Company”) on December 3, 2009 at 10:00 a.m. local time at the Company’s headquarters, 2609 Discovery Drive, Suite 125, Raleigh, North Carolina.

At the Annual Meeting, you will be asked to elect five directors: Anthony E. Rand, James J. Lindsay, Joseph A. Jordan, W. Lyndo Tippett and William Alan Terry. If elected, each would serve until our next Annual Meeting and until his successor is duly elected and qualified. As we anticipate holding our 2010 Annual Meeting in late Spring of 2010, the term of each of these nominees will likely be less than one year.

Stockholders of record as of October 29, 2009 may vote at the Annual Meeting. This proxy statement, the accompanying proxy card, and our 2008 Annual Report are being mailed or otherwise distributed to you on or about November 4, 2009.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You can vote by signing, dating and returning the enclosed proxy card or voting instruction. Also, registered stockholders may vote by telephone or over the Internet. Instructions for using these convenient services are set forth on the proxy card or voting instruction. Beneficial owners of shares held in street name should follow the enclosed instructions for voting their shares. I hope you will be able to attend the Annual Meeting, but even if you cannot, please vote your shares as soon as you can.

By Order of the Board of Directors,

/S/ WILLIAM ALAN TERRY
William Alan Terry
President and Chief Executive Officer

i

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Solicitation, Use and Revocation of Proxies

Our Board of Directors solicits the accompanying proxy for use at our 2009 Annual Meeting of Stockholders. Giving your proxy means that you authorize the persons indicated on the proxy card to vote your shares at the Annual Meeting in the manner you direct. Proxies properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the terms of the proxies. If you sign, date and return or otherwise validly provide a proxy but do not specify how to vote, your shares will be voted for the election of the nominees designated below to serve for a term ending at the Annual Meeting of Stockholders in 2010. You also authorize such persons to vote, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournments thereof and on matters which are incidental to conduct of the meeting.

Registered stockholders are urged to complete, sign and date the enclosed proxy or voting instruction and return it as promptly as possible in the postage-paid envelope enclosed for that purpose. Stockholders can also deliver proxies and voting instructions by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. If your shares are held in street name with your bank or broker, please follow the instructions enclosed with this proxy statement.

The cost of soliciting proxies for the Annual Meeting will be borne by us. The cost of printing and mailing the proxy materials is estimated to be $15,000. Certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries, for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of common stock.

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

(i)	delivering to our Secretary a signed notice of revocation or a later dated proxy (including a proxy via the Internet or by telephone); or

(ii)	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting in itself does not constitute revocation of your proxy. Before the Annual Meeting, any written notice of revocation should be sent to Law Enforcement Associates Corporation, 2609 Discovery Drive, Suite 125, Raleigh, NC 27616, Attention: Secretary. Any notice of revocation that is delivered at the Annual Meeting should be hand delivered to our Secretary before a vote is taken. You may be asked to present documents for the purpose of establishing your identity as a Law Enforcement Associates Corporation stockholder.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on December 3, 2009

Along with this proxy statement, we have provided the Company’s Proxy and its 2008 Annual Report to Stockholders. The 2009 proxy statement and the Annual Report to Stockholders for the year ended December 31, 2008 are also available at www.proxyvote.com.

Record Date, Voting Rights and Outstanding Shares

Our Board of Directors has established the close of business on October 29, 2009 as the record date for determining stockholders entitled to receive notice of and to vote on proposals at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only holders of record of our common stock on the record date are entitled to vote at the Annual Meeting. Holders of common stock on the record date are entitled to one vote per share on each matter voted upon at the Annual Meeting. As of the record date, there were 25,782,436 shares of common stock outstanding held by approximately 27 holders of record.

Quorum, Voting Requirements and Effect of Abstentions and Broker Non-Votes

A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when holders of one-third (1/3) of the total number of issued and outstanding shares of common stock that are entitled to vote at the Annual Meeting are present in person or by proxy. At the Annual Meeting, our Secretary will determine the presence of a quorum and tabulate the results of the voting by stockholders. The Secretary will treat valid proxies marked “abstain” or proxies required to be treated as broker “non-votes” as present for purposes of determining whether there is a quorum at the Annual Meeting. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker nominee does not have discretionary voting power and has not received instructions from the beneficial owner of the shares. Abstentions with respect to any matter will have the same effect as a vote against that proposal.

A plurality of the votes of the holders of the common stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote on the election of directors, is required for the election of directors. This means that the nominees for director who receive the greatest number of votes cast will be elected.

Management and the Board of Directors are not aware of any matters to be presented for action at the Annual Meeting other than the election of directors as stated in the Notice of Annual Meeting of Stockholders. If any such matter requiring a vote of the stockholders should properly come before the Annual Meeting, unless otherwise instructed, it is the intention of the persons named in the proxy card to vote such proxy in accordance with the judgment of a majority of our Board of Directors.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our amended Articles of Incorporation and our Bylaws set our Board of Directors or “Board” at not less than one but not more than twelve, with the exact number within that range fixed from time to time by the Board. Our Board currently consists of five members. The Board of Directors has nominated Anthony E. Rand, James J. Lindsay, Joseph A. Jordan, W. Lyndo Tippett and William Alan Terry for election to the Board of Directors for a term anticipated to be less than one year ending at the 2010 Annual Meeting. Messrs. Rand, Lindsay and Jordan are incumbent directors. Messrs. Tippett and Terry have not served on our Board. Mr. Terry was recently named our President and Chief Executive Officer.

All of our currently serving directors, including the incumbent directors who have been re-nominated, were elected at our last Annual Meeting which was held on December 27, 2007. No Annual Meeting of Stockholders was held in 2008. All directors serve for a term of approximately one year until our next Annual Meeting, their successors are elected and duly qualified, or their death, resignation, disqualification or removal from office, whichever is earliest.

If any nominee is unable to serve as a director, the persons named in the enclosed proxy reserve the right to vote for a lesser number of directors or for a substitute nominee designated by our Board, to the extent consistent with our Articles of Incorporation, as amended, and our Bylaws. All of the nominees listed above have consented to be nominated and to serve if elected. We do not expect that any nominee will be unable to serve.

Director Nominees - To Hold Office Until 2010

Set forth below is the name of each of our nominees, the principal positions and office he or she holds with us (if applicable), and a brief description of that person’s business experience during the past five years:

NAME	AGE	TITLE
Anthony E. Rand	70	Chairman of the Board, Director

James J. Lindsay	77	Director

Joseph A. Jordan	63	Director

William Alan Terry	50	President and Chief Executive Officer

W. Lyndo Tippett	70

ANTHONY E. RAND has served as Chairman of the Board and director since May 2003. Mr. Rand has been the Senate majority leader for the North Carolina Senate since 1995. Senator Rand earned a B.A. in Political Science from the University of North Carolina, Chapel Hill in 1961 and a J.D. from the University of North Carolina Law School in 1964. Senator Rand is a consultant to Sonorex, Inc. and the President of Rand & Gregory, P.A. Senator Rand also serves on numerous boards and commissions such as the Board of Directors and Treasurer, General Alumni Association of the University of North Carolina.

GENERAL JAMES J. LINDSAY has served as a director since August 2004. General Lindsay retired from the Armed Services on July 1, 1990. Currently, General Lindsay is president of the Airborne and Special Operations Museum Foundation, and a Senior Observer with the Army’s Battle Command Training Program. Additionally, General Lindsay is a member of the United States Army Ranger Hall of Fame and Officer Candidate School Hall of Fame, U.S. Army Science Board and Special Operations Advisory Group to the Secretary of Defense. He was also the 1996 recipient of the Infantry’s Doughboy Award, and the 1998 recipient of the United States Special Operations Command Bull Simon Award.

JOSEPH A. JORDAN has served as a director since December 2004. Mr. Jordan received a B.S. in Accounting from Villanova University in 1969 and was the former managing partner of Kopensky & Company, CPA. He is currently a partner in the accounting firm of Jordan & Delaney LLP and is a member of the American Institute of Certified Public Accountants.

WILLIAM ALAN TERRY was elected as the Company’s interim President and Chief Executive Officer on August 27, 2009. He received his Masters in Business Administration from the Wharton School of the University of Pennsylvania in 1986. Prior to attending Wharton, Mr. Terry graduated from Drake University and was employed by Ernst & Whinney, a major public accounting firm. Mr. Terry has held positions with the May Department Stores Company and Caldor, Inc. From 1990 until 1996, he was Chief Operating Officer of Lithotripters, Inc., a major provider of lithotripsy services. Following the acquisition of Lithotripters, Inc. by Prime Medical Services in 1996, he served as Vice-President and Executive Officer at Prime Medical Services until 2000. From 2000 to present, Mr. Terry has been a principal in various ventures, including two small lithotripsy providers, Carolina Lithotripters and Continental Medical Services, Inc.

W. LYNDO TIPPETT, has been a partner in the accounting firm of Tippett Padrick Bryan and Merritt, CPAs, from 1976 to the present. He is a member of the AICPA and the NCACPA. He served as Secretary of Transportation for the State of North Carolina from 2001 through 2009, and served as a member of the North Carolina Board of Transportation for eight years prior to becoming Secretary. He currently serves as a Director of the North Carolina State Health Plan of Teachers and State Employees, and has served as a Director of New Century Bank since 2003. He was Chief Executive Officer of Bybon, Inc., a manufacturing, retail and real estate concern, from 1970 through 1976. He previously served as a staff accountant with Ernst & Young. He received his B.S. in Accounting from Barton College in 1963.

Our Board of Directors recommends that the holders of common stock vote “FOR” the nominees: Anthony E. Rand, James J. Lindsay, Joseph A. Jordan, William Alan Terry and W. Lyndo Tippett.

GOVERNANCE OF THE COMPANY

Our business and affairs are managed under the direction of the Board of Directors in accordance with the General Corporation Law of Nevada, our amended Articles of Incorporation and our Bylaws. Members of the Board of Directors are kept informed of our business through discussions with management, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The corporate governance practices that we follow are summarized below.

Director Independence

The Company utilizes the rules of the NASDAQ Stock Market (the “NASDAQ Rules”) for determining the independence of its directors. The NASDAQ Rules define specific relationships that would disqualify a director from independence. Based on the rules, we have conducted an evaluation of director independence, based primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships. As a result of this evaluation, we have affirmatively determined that each of our directors who served during 2008 who was not an executive officer of the Company was and is “independent” for the purposes of NASDAQ Marketplace Rule 4200. These independent directors are Anthony E. Rand, James J. Lindsay and Joseph A. Jordan. We believe Mr. Tippett, if elected, would also qualify as an independent director under the NASDAQ Rules. If elected, Mr. Terry, as an officer of the Company, would not be independent.

We have two directors serving on our Board who, as former executive officers, are not considered independent under the NASDAQ Rules. These are Paul Feldman, our former President, Chief Executive Officer and Treasurer; and Martin Perry, our former Vice-President of Sales.

Code of Ethics and Business Conduct

The Company has adopted a Corporate Code of Ethics that applies to all of its officers, directors and employees. Our Code of Ethics is posted on our website, www.leacorp.com.

Meeting Attendance

Board and Committee Meetings

Our Board held 5 meetings in 2008. During 2008, each incumbent member of the Board of Directors attended at least 75 percent of the aggregate meetings of the Board of Directors and the committees on which he or she served.

Annual Meeting of Stockholders

In the absence of extenuating circumstances, each member of the Board is expected to attend the Annual Meeting.

Committees of the Board

The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. Membership on the Board of Directors and each standing committee, as of the date of this proxy statement, was as follows:

Name	Board	Audit	Compensation
Anthony E. Rand	X*	X
James J. Lindsay	X	X	X*
Joseph A. Jordan	X	X*
Paul Feldman	X
Martin Perry	X		X
Total Number of Meetings in 2008	5	3	0

*	Chairman.

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee’s role includes discussing with management the Company’s processes to manage business and financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on the financial statements of the Company. The Audit Committee relies on the expertise and knowledge of management and the internal auditors in carrying out its oversight responsibilities. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter. The charter is posted on our website, www.leacorp.com.

The Board of Directors, in its business judgment, has determined that the members of the Audit Committee are independent as defined by regulations of the Securities and Exchange Commission and the NASDAQ Rules. The Board of Directors has also determined that the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Further, the Board has determined that Mr. Jordan, based on his qualifications, is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee is authorized to engage or consult from time to time, as appropriate, at our expense, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities.

Compensation Committee

On January 24, 2006, the Board established a Compensation Committee. Mr. Perry and General Lindsay are nominally members of that committee. General Lindsay is independent as defined in the NASDQ Rules. Mr. Perry, as a recent former executive officer of the Company, is not. The Compensation Committee does not have a written charter.

In practice, because of the small size of the Company and limited number of executive officers, the Board has effectively served as the compensation committee of the Company. Accordingly, all directors have been involved in compensation decisions, including non-employee independent directors (Anthony E. Rand, James J. Lindsay and

Joseph A. Jordan), as well as two directors who were employees and executive officers (Paul Feldman and Martin Perry). The Board has determined the compensation of the Company’s President and Chief Executive Officer. In turn, Mr. Feldman — who served as President and Chief Executive Officer in 2008 and 2007 — determined the compensation of the remaining executive officers. Neither the Compensation Committee nor the Board utilized any compensation consultants.

Director Nominations

Historically, the Board has not utilized a nominating committee. The Board, as a whole, has operated as a nominating committee, given its small size. Outside directors took the lead in this process. Also, the Company did not hold an Annual Meeting in 2008. In preparation for the 2009 Annual Meeting, the Board in October 2009 appointed a Nominating Committee consisting of the three outside, independent directors: Messrs. Rand, Jordan and Lindsay.

The Nominating Committee does not have a written charter. In considering nominees for the Board, the Nominating Committee utilized the following standards, among others.

•	The ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	The extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees and customers; and

•	The willingness of the prospective nominee to abide by the Company’s Code of Business Conduct and Ethics and other policies applicable to directors.

The Board and its Nominating Committee does not have a formal written policy with regard to consideration of any director candidates recommended by security holders. However, it has been its practice to consider such nominees on the same basis and pursuant to the same standards as potential nominees selected by the Board. It should be noted that Raymond James Financial, Inc. holds a majority stake in the Company, and accordingly effectively controls the election of all directors. The Board does anticipate considering a policy for the consideration of director candidates recommended by security holders prior to its 2010 Annual Meeting.

Selection of Current Director Nominees

Three of our director nominees are currently serving directors: Anthony E. Rand, James J. Lindsay and Joseph A. Jordan. In the case of the two director nominees who are not currently serving, William Alan Terry and Lyndo Tippett, both were recommended by a director.

Communications with the Board of Directors

Stockholders may communicate directly with the Board of Directors. All communications to the Board or a named director should be directed to the Company’s Chief Financial Officer at the address below and should be marked “Confidential.” If no party is specified, the communication will be forwarded to the entire Board of Directors. Each communication intended for the Board of Directors and received by the Chief Financial Officer will be forwarded to the specified party(ies) following its clearance through normal security procedures used for regular mail. The communication will be forwarded without review to the intended recipient(s). Stockholder communications to the Board of Directors should be sent to:

Paul Briggs

Chief Financial Officer

Law Enforcement Associates Corporation

2609 Discovery Drive

Suite 125

Raleigh, NC 27616

Director Compensation

The table below presents all compensation for our non-employee directors for the year ended December 31, 2008. Compensation of our two directors who were also named executive officers in 2008, Paul Feldman and Martin Perry, is discussed below under “Executive Compensation.” Our employee directors have received the same compensation for serving on the Board of Directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Anthony E. Rand	4,000	—	—	4,000
			—
James J. Lindsay	4,000	—	—	4,000
			—
Joseph A. Jordan	4,000	—	—	4,000
			—

Our Directors are compensated solely by director’s fees payable quarterly.

Executive Officers

Set forth below is biographical information of executive officers of the Company who do not also serve on the Board of Directors:

Paul Briggs, 39, was appointed Chief Financial Officer and Principal Accounting Officer effective May 5, 2008. He was appointed Secretary in May 2009 and Treasurer in September 2009. He joined the Company in January 2008 as Financial Controller. Mr. Briggs holds a Master of Science degree in Accounting from East Carolina University which he received in May 1999. Previously, he was employed by Arthur Anderson LLP as senior auditor in their Greensboro, North Carolina office. In May 2002, Mr. Briggs was a senior internal auditor for VF Corporation in Greensboro, North Carolina. In April, 2007 he was the controller of Ikex, Inc. and Ikex LLC/Hanes Companies located in Middlesex, North Carolina. In November, 2007 Mr. Briggs was employed as the operations manager of Jarco Supply in Youngsville, North Carolina. Mr. Briggs served in the U.S. Navy from April 1990 to March 1994.

Mark White, 51, joined the Company in June, 2004 with the acquisition of assets related to the Audio Intelligence Devices (“AID”) surveillance business. Mr. White has served as our Sr. VP of Technical Operations since January, 2006. Prior to joining the Company, Mr. White served as Sr. VP of Technical Operations for AID. Mr. White joined AID in May, 1995 as Operations Manager. From 1997 to 2000, Mr. White served as Vice President of Manufacturing for AID. Prior to joining AID, Mr. White served in a variety of management and engineering positions with Westinghouse Electric Corporation and as Vice-President and General Manger of Dahlstrom Manufacturing Company. Mr. White received a B.S. Electrical Engineering degree from the University of Pittsburgh in 1984.

Departure of Executive Officers

At a meeting on August 27, 2009, the Board removed Paul Feldman as President, CEO and Treasurer of the Company. Mr. Feldman remains a Director. Concurrently, the Board elected William Alan Terry as the Company’s new interim President and Chief Executive Officer. Paul Briggs, Chief Financial officer and Principal Accounting Officer, has now also taken over the position of Treasurer. Mr. Feldman continues as a Director, but has not been renominated for election at the Annual Meeting.

On September 23, 2009, Martin L. Perry, Vice-President Sales, was deemed under North Carolina law to have quit his employment with the Company. On September 24, 2009, the Board removed Mr. Perry as an officer of the Company. He remains a Director, but has not been renominated for election at the Annual Meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for the fiscal years ended December 31, 2008 and 2007, all compensation that we paid to our named executive officers in all capacities in which they served.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($) (1)	Total ($)
Paul Feldman Former President, Chief Executive Officer and Treasurer	2008 2007	175,000 175,000	0 0	18,591 4,000	193,591 179,000

Martin Perry Former Vice President of Sales	2008 2007	141,829 131,256	3,500 0	4,000 4,000	149,329 135,256

Paul Briggs Chief Financial Officer	2008 2007	107,613 N/A	3,500 N/A	0 N/A	111,113 N/A

(1)

“All Other Compensation” received by Mr. Feldman reflects (i) for 2008 and 2007, annual fees of $4,000 for serving on the Board and (ii) for 2008, $14,591 representing the value of vacation days traded in for cash compensation.

Compensation for the Company’s named executive officers is provided almost entirely through salary. As described above under “Governance of the Company — Compensation Committee,” the Board in 2007 and 2008 set the salary of our former CEO, Paul Feldman. In turn, he set the compensation of the other two named executive officers and other employees. Bonuses awarded to Martin Perry and Paul Briggs in 2008 represent discretionary bonuses; the Company has no bonus plan for named executive or other executive officers. Further, the Company has no incentive compensation plans currently in place for its executive officers.

Employment Agreements

Of our named executive officers, only Paul Briggs, our Chief Financial Officer, Principal Accounting Officer and Treasurer, has an employment agreement. Mr. Briggs and the Company entered into the Employment Agreement on January 14, 2008. The contract relates to his then service as Financial Comptroller. The term of employment is three years, ending January 14, 2011, unless earlier terminated pursuant to the terms of the agreement. As compensation, Mr. Briggs is to receive a salary of $125,000 a year, and a car allowance of $200 a month. Mr. Briggs is also entitled to discretionary bonuses, and to participate in employee benefits generally. He receives four weeks of paid vacation annually.

In the event Mr. Briggs’ employment is terminated due to death or disability, by the Company without cause, as a result of the Company relocating more than 50 miles away from the present headquarters, or by Briggs with good reason, he is entitled to receive his base salary through the end of the remaining term of employment as well as any benefits accrued under Company benefit plans. It appears that a termination for cause under the agreement or by Briggs on his own initiative without good reason would result in him not receiving the severance benefit of salary for the remainder of his term of employment.

The Employment Agreement contains provisions which are customary for executive employment agreements of this type. These include non-disclosure covenants, and provisions prohibiting Mr. Briggs from competing with the Company for two years following his termination of employment.

Defined Contribution Plan

The Company has a 401(k) Profit Sharing Plan (the “Plan”) to provide retirement benefits for its eligible employees. Eligible employees may contribute up to the maximum annual amount as set periodically by the IRS. The Plan provides for a discretionary employee match of up to 6% of the employees’ compensation. Employer discretionary matches totaled $76,769 and $61,796 for the years ended December 31, 2008 and 2007, respectively. Management made the decision not to match employee contributions during 2007. Additionally, the Plan provides for a discretionary profit sharing contribution. Such contributions to the Plan are allocated among eligible participants in direct proportion of their salaries to the combined salaries of all participants. The Company made no profit sharing contributions for the years ended December 31, 2008 and 2007, respectively.

Stock Plans and Grants

The Company has no stock option, restricted stock or other similar equity compensation plans. No option or stock grants were made to any of our named executive officers in 2008. None of our named executive officers now hold, or held or exercised in 2008, options or stock appreciation rights.

SECURITIES OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of October 29, 2009, certain information with respect to beneficial ownership of shares of our common stock by each of the members of the Board of Directors, by each of the executive officers identified in the “Summary Compensation Table,” by all directors and executive officers as a group, and certain persons, to our knowledge, who own more than 5% of the outstanding shares of our common stock.

Unless otherwise indicated, the business address of each named person or group is 2609 Discovery Drive, Suite 125, Raleigh, NC 27616.

Name of Beneficial Owner	Common Stock Beneficially Owned(1) (2)	Percent of Class(3)
Paul Feldman	492,046	1.91
Anthony E. Rand	140,334	*
Martin L. Perry	131,294	*
James J. Lindsay	80,375	*
Joseph Jordan	1,000	*
W. Lyndo Tippett	36,000	*
Paul Briggs	8,000	*
Mark White	1,300	*
Raymond James Financial, Inc. 880 Carillon Parkway St. Petersburg, FL 33716	13,149,334	51.00
All present executive officers and directors as a group (7 persons)	854,349	3.31

*	Represents ownership of less than 1%.
(1)

Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities with respect to which that person has the right to acquire beneficial ownership within 60 days of the relevant date.

(2)	To our knowledge, none of the shares beneficially owned have been pledged as security.
(3)	Based on 25,782,436 shares outstanding as of October 29, 2009.

Change of Control

On January 15, 2008, Raymond James Financial, Inc., through its subsidiary, Sirchie Acquisition Company, LLC (“Sirchie”) acquired a 51% interest (12,945,041 shares of common stock) in the Company from Sirchie Fingerprint Laboratories, Inc. and John Carrington. Sirchie is an indirect subsidiary of Raymond James, which is a holding company whose subsidiaries are engaged in various financial services business predominantly in the United States of America and Canada. The consideration used to purchase the Company’s common stock was comprised of cash obtained through capital contributions to Sirchie from Raymond James or its affiliates. The transaction was effectuated pursuant to a Statement Agreement dated September 12, 2007 (the “Statement Agreement”) between Sirchie, Sirchie Fingerprint Laboratories, Inc. and Mr. Carrington. The Statement Agreement provided for the purchase by Sirchie of 8,333,368 shares held by Sirchie Fingerprint Laboratories, Inc. and 4,611,673 shares held by Mr. Carrington. Raymond James acquired such Company common stock in connection with its acquisitions of unrelated companies. Sirchie and the sellers negotiated and agreed upon a single, aggregate purchase price for the various businesses and assets purchased. Consequently, the exact purchase price paid by Sirchie for the Company shares acquired was not separately segregated.

As a result of its acquisition of Company shares, Raymond James holds a majority voting or controlling interest in the Company. Information related to such acquisition is disclosed in a Schedule 13-D of Raymond James filed with the Securities and Exchange Commission on September 20, 2007 and in its Form 3 filed with the Commission on January 17, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of Forms 3, 4, and 5 and representations made to us, it appears that all executive officers and directors have made timely filings of Statements of Beneficial Ownership on Form 3, Form 4 and Form 5 during 2008, except as follows:

•	Paul Briggs, on October 22, 2009, filed a Form 3 reporting ownership of 5,500 shares upon his becoming an executive officer of the Company on May 1, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships between any of our directors, executive officers or director nominees. During 2008 and 2007, the Company has not engaged in any transactions with executive officers, directors or director nominees other than in accordance with their relationships as officers or directors of the Company.

On January 15, 2008, Raymond James Financial, Inc., through its subsidiary, Sirchie Acquisition Company, LLC (“Sirchie”) acquired a 51% interest in the Company from Sirchie Fingerprint Laboratories, Inc. and John Carrington. For the years ended December 31, 2008 and 2007, the Company paid $1,038,957 and $343,568, respectively, to Sirchie for purchases of crime scene products for resale, and received $2,045 from Sirchie for sales. On December 31, 2008 and 2007, the Company had $2,462 and $1,847, respectively, in accounts payable due to Sirchie. During 2007, the Company entered into an agreement to pay consulting fees to a major stockholder of both Sirchie and the Company. Such fees were $5,000 for the year ended December 31, 2007. This Consulting Agreement was terminated in 2007. Also, the Company formerly leased its office and manufacturing facility from Sirchie Fingerprint Laboratories, Inc. Rent expense incurred under this lease for the years ending December 31, 2008 and 2007 was $32,237 and $177,950, respectively. The lease was terminated in March, 2008.

Legal Proceedings

The departure of Martin L. Perry from employment with the Company is described under “Governance of the Company – Departure of Executive Officers” above. Immediately following his departure, and in October 2009, Mr. Perry filed a worker’s compensation claim against the Company with the North Carolina Industrial Commission claiming that he had been injured by workplace stress. Mr. Perry is seeking worker’s compensation disability benefits. In October 2009, Mr. Perry also filed a claim for unemployment compensation with the North Carolina Employment Security Commission. The Company believes the actions are without merit, and in the event of Mr. Perry’s succeeding, any liability of the Company would not be material.

AUDIT INFORMATION

Changes in Company’s Certifying Accountant

Effective May 27, 2008, our Board dismissed Baum & Company (“Baum”) as our independent registered public accounting firm and retained the accounting firm of Frost, PLLC (“Frost”) as our new independent registered public accounting firm. The primary reason for the change is that Frost has offices located in Raleigh/Durham, North Carolina and the Company believes that it will be better served having a local auditor.

Baum’s reports on financial services for the past two years did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. The decision to change our accountants was recommended and approved by our Board of Directors on May 27, 2008. During our past two fiscal years, there were no disagreements with Baum on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure. On May 27, 2008, we engaged Frost as our new independent registered accounting firm to audit our financial statements for the fiscal year ended December 31, 2008. Our Board recommended and approved the engagement of Frost.

During the Company’s fiscal years ended December 31, 2006 and 2005 and through May 27, 2008, we did not consult Frost with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

Fees Paid to Registered Public Accounting Firm

The following table sets forth professional fees billed for professional services rendered by Frost for fiscal 2008 and Baum for fiscal 2007. “Audit fees” consisted primarily of fees for the audit of the Company’s annual consolidated financial statements and for reviews of the condensed financial statements included in the Company’s quarterly reports on Form 10-Q or Form 10-QSB. The Company during fiscal 2007 and 2008 incurred no other fees (“All Other Fees”) or “Audit related fees. “Tax fees” include fees for services for assistance with preparation of federal and state income tax returns.

Description	2008	2007
Audit fees	$61,133	$58,750
Audit related fees	0	0
Tax fees	12,129	0
All other fees	0	0

TOTAL FEES	$73,262	$58,750

Pre-approved Services

The Company’s Audit Committee Charter stipulates that the Audit Committee will pre-approve all audit and non-audit services (subject to de minimis exceptions as defined by law for non-audit services) provided by the independent auditors in accordance with applicable regulations. The Audit Committee may delegate its authority to pre-approve non-audit services to one or more designated Audit Committee members. As permitted in its charter, the Audit Committee delegated its pre-approval authority with respect to non-audit services provided to the Company by its auditors to the Audit Committee chairman. The decisions of the designated member shall be presented to, and ratified by, the full Audit Committee at the next subsequent meeting. In 2008, all audit related services, tax services and other services were pre-approved by the Audit Committee.

Selection of Independent Registered Public Accounting Firm

We have retained Frost to serve as the Company’s registered public accounting firm for the 2009 fiscal year. Representatives of Frost will be present at the Annual Meeting and available to respond to appropriate questions from stockholders and may make a statement if they so desire.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors is responsible for providing independent oversight of the Company’s accounting functions and internal controls. Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee has reviewed the audited financial statements for the year ended December 31, 2008 and has discussed the audited financial statements with management. The Audit Committee has discussed with our independent accountants, Frost, PLLC, the matters required to be discussed by Statement on Auditing Standards No. 61 – Codification of Statements on Auditing Standards (having to do with accounting methods used in the financial statements). The Audit Committee has received written disclosures and the letter from Frost, PLLC required by applicable requirements of the Public Company Accounting Oversight Board regarding matters that could affect the auditor’s independence, and has discussed with Frost, PLLC the auditor’s independence. Based on this, the Audit Committee recommended to the Board that the audited financial statements be included in the Law Enforcement Associates Corporation Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee

Joseph Jordan, Chairman
Anthony E. Rand James Lindsay

Raleigh, NorthCarolina October 21, 2009

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any stockholder desiring to make a proposal to be acted upon at our 2010 Annual Meeting of Stockholders must meet certain requirements, including those described in Rule 14a-8 of the Securities Exchange Act of 1934. Such requirements include delivering the proposal to the Secretary of the Company by a certain deadline in order for the proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. Such deadline is normally calculated as not less than 120 calendar days before the date of a company’s release of its proxy statement in connection with the previous year’s annual meeting. However, the Company did not hold an annual meeting in 2008, and the 2009 Annual Meeting is being held later in the year than normal. Accordingly, such deadline is a “reasonable time” before the Company begins to print and send its proxy materials out prior to the 2010 Annual Meeting. The Company anticipates holding the 2010 Annual Meeting in late spring, and announcing the meeting date in its reports to the Securities and Exchange Commission in order to permit stockholders to provide any proposals.

In addition, the Company’s policy of stockholder nominations for director candidates requires that to be considered for the next year’s slate of officers any stockholder nominations for director must be received by the Secretary of the Company at the Company’s principal executive office no later than the deadline required under the Securities and Exchange Commission regulations discussed above.

FORM 10-K

OUR 2008 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. SUCH ANNUAL REPORT INCLUDES OUR 2008 FORM 10-K, WITHOUT EXHIBITS. ADDITIONAL COPIES OF OUR FORM 10-K MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO LAW ENFORCEMENT ASSOCIATES CORPORATION AT THE FOLLOWING ADDRESS:

2609 Discovery Drive, Suite 125

ATTN: CHIEF FINANCIAL OFFICER

RALEIGH, NORTH CAROLINA 27616

THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark For All Except and write the number(s) of the nominee(s) on the line below. 0 0 0 0000031084_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Anthony E. Rand 02 James J. Lindsay 03 Joseph A. Jordan 04 W. Lyndo Tippett 05 William Alan Terry LAW ENFORCEMENT ASSOCIATES CORPORATION 2609 DISCOVERY DRIVE SUITE 125 RALEIGH, NC 27616 VOTE BY INTERNET www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000031084_2 R2.09.05.010 Whether or not you expect to attend our 2009 Annual Meeting of Shareholders in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise by delivering to our Secretary a signed notice of revocation or a later dated proxy (including a proxy via the Internet or by telephone) or by voting your shares personally at our 2009 Annual Meeting of Shareholders. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com. LAW ENFORCEMENT ASSOCIATES CORPORATION 2609 Discovery Drive, Suite 125, Raleigh, NC 27616 This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Anthony E. Rand, James J. Lindsay, Joseph A. Jordan, and William Alan Terry, and each or any of them, proxies for the undersigned, with power of substitution, to vote all of the shares of common stock of Law Enforcement Associates Corporation held of record by the undersigned on October 29, 2009, at the Annual Meeting of Shareholders of Law Enforcement Associates Corporation to be held at 10:00 a.m. Eastern Time on December 3, 2009 and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and in their discretion upon such other business as may properly come before the Annual Meeting and matters which are incidental to the conduct of the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1. Continued and to be signed on reverse side